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                                                                    Exhibit 23.6



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (333-34585) of Jordan Telecommunication Products, Inc. of our report dated August 28, 1996 relating to the financial statements of E.F. Johnson Company - Components Division which appears in such Prospectus. We also consent to the references to us under the headings "Experts".


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
October 29, 1997